Exhibit 4.4

EXECUTION COPY

SERIES 2015-2 SUPPLEMENT

among

GTP ACQUISITION PARTNERS I, LLC,

ACC TOWER SUB, LLC,

DCS TOWER SUB, LLC,

GTP SOUTH ACQUISITIONS II, LLC,

GTP ACQUISITION PARTNERS II, LLC,

GTP ACQUISITION PARTNERS III, LLC,

GTP INFRASTRUCTURE I, LLC,

GTP INFRASTRUCTURE II, LLC,

GTP INFRASTRUCTURE III, LLC,

GTP TOWERS VIII, LLC,

GTP TOWERS I, LLC,

GTP TOWERS II, LLC,

GTP TOWERS IV, LLC,

GTP TOWERS V, LLC,

GTP TOWERS VII, LLC,

GTP TOWERS IX, LLC,

PCS STRUCTURES TOWERS, LLC,

and

GTP TRS I LLC,

as Obligors

and

The Bank of New York Mellon

as Indenture Trustee

dated as of May 29, 2015

American Tower Secured Revenue Notes, Series 2015-2

i

SERIES 2015-2 SUPPLEMENT

THIS SERIES 2015-2 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of May 29, 2015, is among GTP Acquisition Partners I, LLC (the “Issuer”), ACC Tower Sub, LLC (“ACC”), DCS Tower Sub, LLC (“DCS”), GTP South Acquisitions II, LLC (“GTP South Sub”), GTP Acquisition Partners II, LLC (“GTP Sub II”), GTP Acquisition Partners III, LLC (“GTP Sub III”), GTP Infrastructure I, LLC (“GTP Infra I”), GTP Infrastructure II, LLC (“GTP Infra II”), GTP Infrastructure III, LLC (“GTP Infra III”), GTP Towers VIII, LLC (“GTP VIII”; together with ACC, DCS, GTP South Sub, GTP Sub II, GTP Sub III, GTP Infra I, GTP Infra II and GTP Infra III, the “Existing Asset Entities”), GTP Towers I, LLC (“GTP I”), GTP Towers II, LLC (“GTP II”), GTP Towers IV, LLC (“GTP IV”), GTP Towers V, LLC (“GTP V”), GTP Towers VII, LLC (“GTP VII”), GTP Towers IX, LLC (“GTP IX”), PCS Structures Towers, LLC (“PCS”) and GTP TRS I LLC (“TRS”; together with GTP I, GTP II, GTP IV, GTP V, GTP VII, GTP IX and PCS, the “Joining Asset Entities”), each a Delaware limited liability company (collectively, the “Closing Date Asset Entities”; together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”, the Asset Entities and the Issuer, collectively, the “Obligors”), and The Bank of New York Mellon, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, pursuant to the Amended and Restated Indenture, dated as of May 25, 2007, with the Indenture Trustee, as amended by the Series Supplement, dated as of March 11, 2011 (the “Original Indenture”), the Issuer issued Series 2011-1 Class C Notes (the “Series 2011-1 Notes”) on March 11, 2011;

WHEREAS, pursuant to the Second Amended and Restated Indenture, dated as of July 7, 2011 (the “Second Amended and Restated Indenture”), with the Indenture Trustee, the Original Indenture was amended and restated in its entirety;

WHEREAS, pursuant to the Second Amended and Restated Indenture, as amended by the Series Supplement, dated as of July 7, 2011, the Issuer issued Series 2011-2 Class C Notes and Series 2011-2 Class F Notes (collectively, the “Series 2011-2 Notes”) on July 7, 2011;

WHEREAS, pursuant to the Second Amended and Restated Indenture, as amended by the Series Supplement, dated as of July 7, 2011, as further amended by the Series Supplement, dated as of April 24, 2013 (the “Existing Indenture”), the Issuer issued Series 2013-1 Class C Notes and Series 2013-1 Class F Notes (collectively, the “Series 2013-1 Notes”; together with the Series 2011-1 Notes and the Series 2011-2 Notes, the “Existing Notes”) on April 24, 2013;

WHEREAS, the Issuer and the Existing Asset Entities desire, contemporaneously with the repayment in full of the Existing Notes, that (i) the Existing Indenture be amended and restated in its entirety in the form attached hereto as Annex A (as so amended and restated (the “Indenture”), (ii) each of the Joining Asset Entities becomes a party to the Indenture as an Asset

Entity pursuant to this Series Supplement, (iii) the Issuer issue $525,000,000 of American Tower Secured Revenue Notes, Series 2015-2, consisting of one class designated as Class A (the “Series 2015-2 Notes), pursuant to this Series Supplement, and $350,000,000 of American Tower Secured Revenue Notes, Series 2015-1, consisting of one class designated as Class A (the “Series 2015-1 Notes”), pursuant to the Series 2015-1 Supplement, dated as of the date hereof (the “Series 2015-1 Supplement”), to the Indenture and (iv) the proceeds of the Series 2015-1 Notes and the Series 2015-2 Notes be used to repay the Existing Notes together with the applicable Prepayment Consideration;

WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2015-2 Notes;

WHEREAS, the Series 2015-2 Notes constitute Notes as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).

“Closing Date” shall mean May 29, 2015.

“Date of Issuance” shall mean, with respect to the Series 2015-2 Notes, May 29, 2015.

“Existing Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Existing Notes” shall have the meaning ascribed to it in the preamble hereto.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Initial Purchasers” shall mean Barclays Capital Inc. and the other initial purchasers named on Schedule V to the Note Purchase Agreement, dated May 20, 2015, among the Guarantor, the Issuer and Barclays Capital Inc., as the representative of the purchasers named therein.

“No Rating Agency Declination Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) any sale, assignment, substitution or disposition of Tower Sites in accordance with Section 7.30(b), Section 7.30(d), Section 7.31(a) or Section 7.32(a) of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.

“No Rating Agency Waiver Action” shall mean (x) any No Rating Agency Declination Action or (y) the requirement to obtain a Rating Agency Confirmation contained in (i) the definition of “Acceptable Manager” in the Indenture, (ii) the definition of “Eligible Account” in the Indenture, (iii) Section 7.05 of the Indenture, (iv) Section 7.12(b) of the Indenture, (v) Section 11.06 of the Indenture or (vi) Section 13.01 of the Indenture.

“Note Rate” shall mean the fixed rate per annum at which interest accrues on the Series 2015-2 Notes as set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated May 20, 2015, relating to the offering by the Issuer of the Series 2015-1 Notes and the Series 2015-2 Notes.

“Original Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Post ARD Note Spread” shall, for the Series 2015-2 Notes, be 1.25% per annum.

“Prepayment Period” shall mean, in relation to the Series 2015-2 Notes, the period that commences on the Payment Date that is eighteen (18) months prior to the Anticipated Repayment Date.

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Rating Agency” or “Rating Agencies” shall mean, in relation to the Series 2015-2 Notes, each of Moody’s and Fitch.

“Rating Agency Confirmation” shall mean, with respect to any matter, notification in writing (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) by a Rating Agency that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to the Series 2015-2 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request (i) followed such Rating Agency’s consideration of the substance of such request or (ii) is due to a commercial dispute between the Issuer or its Affiliates and such

Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.

“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided that any Rating Agency’s refusal to provide Rating Agency Confirmation (i) following a consideration by such Rating Agency of the substance of a request or (ii) due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.

“Second Amended and Restated Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Series 2011-1 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2011-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2013-1 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2015-1 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series 2015-1 Supplement” shall have the meaning ascribed to it in the preamble hereto.

“Series 2015-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

Section 1.02    Rules of Construction. Unless the context otherwise requires:

(a)        a term has the meaning assigned to it;

(b)        an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)        “or” is not exclusive;

(d)        “including” means including without limitation;

(e)        words in the singular include the plural and words in the plural include the singular;

(f)        all references to “$” are to United States dollars unless otherwise stated;

(g)        any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

(h)        the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

SERIES 2015-2 NOTE DETAILS; FORMS OF SERIES 2015-2 NOTES

Section 2.01    Series 2015-2 Note Details.

(a)        The aggregate principal amount of the Series 2015-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be designated as “Class A” with the initial principal balance, Note Rate and ratings set forth below (except for Series 2015-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/Class	Initial Principal Balance	Note Rate	Rating (Moody’s)

Series 2015-2, Class A	$525,000,000	3.482%	Aaa(sf)/AAA(sf)

(b)        The “Anticipated Repayment Date” for the Series 2015-2 Notes is the Payment Date in June 2025. The “Rated Final Payment Date” for the Series 2015-2 Notes is the Payment Date in June 2050.

(c)        The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2015-2 Notes shall be the July 2015 Payment Date. The initial Interest Accrual Period for the Series 2015-2 Notes shall consist of 46 days.

(d)        For purposes of the last sentence of the definition of “Allocated Note Amount”, after giving effect to the issuance of the Series 2015-2 Notes, the Allocated Note Amount as determined by the Manager for any Tower Site as of any date of determination, shall be $10,000 per Tower Site with the balance of the aggregate principal balance of the Notes

Outstanding on the Closing Date allocated to Tower Sites having a positive Annualized Run Rate Net Cash Flow for the month of March 2015, based on each such Tower Site’s share of the positive Annualized Run Rate Net Cash Flow as of such date for all Tower Sites having a positive Annualized Run Rate Net Cash Flow as of such date.

(e)    The Record Date for purposes of determining payments to the Noteholders of the Series 2015-2 Notes for the July 2015 Payment Date shall be June 30, 2015.

Section 2.02    Delivery of Series 2015-2 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2015-2 Notes and deliver the Series 2015-2 Notes to the Depositary.

Section 2.03    Forms of Series 2015-2 Notes. The Series 2015-2 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

AMENDMENTS

Section 3.01    Amendments. Contemporaneously with the repayment in full of the Existing Notes, the Existing Indenture shall be and shall be deemed to be modified and amended by the Indenture, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under the Existing Indenture of the Indenture Trustee, the Servicer, the Obligors and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Series Supplement shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

ARTICLE IV

JOINDER AGREEMENT

Section 4.01    Joinder. By execution of a counterpart to this Series Supplement, contemporaneously with the repayment in full of the Existing Notes, each of the Joining Entities will become a party to the Indenture as an “Asset Entity” effective as of the date first above written. Each Joining Entity hereby acknowledges that it has received and reviewed a copy of the Indenture. Each Joining Entity hereby confirms that it has Granted a security interest pursuant to the Indenture and confirms that it is bound by all covenants, agreements and acknowledgments attributable to an Asset Entity in the Indenture. The parties acknowledge that this is the Joinder Agreement contemplated by Section 2.12(a) of the Indenture.

Section 4.02    Other Information. The address, taxpayer identification number (if any) and jurisdiction of organization of each Joining Entity is set forth in Annex B to this Series Supplement.

ARTICLE V

GENERAL PROVISIONS

Section 5.01    Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of May 29, 2015.

Section 5.02    Notices. Notices required to be given to Moody’s by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, Attention: Monitoring Group. Notices required to be given to Fitch by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to info.cmbs@fitchratings.com.

Section 5.03    Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.04    Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.05    Counterparts. The Indenture and this Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement.

ARTICLE VI

APPLICABILITY OF INDENTURE

Section 6.01    Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof; provided, however, that with respect to the Joining Entities, the representations, warranties and covenants set forth in Section 8.01 of the Indenture shall be effective as of the date hereof rather than as of the Initial Closing Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

GTP ACQUISITION PARTNERS I, LLC, as Issuer

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ACC TOWER SUB, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

DCS TOWER SUB, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP SOUTH ACQUISITIONS II, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP ACQUISITION PARTNERS II, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP ACQUISITION PARTNERS III, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP INFRASTRUCTURE I, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP INFRASTRUCTURE II, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP INFRASTRUCTURE III, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS VIII, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS I, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS II, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS IV, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS V, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS VII, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TOWERS IX, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

PCS STRUCTURES TOWERS, LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

GTP TRS I LLC, as Obligor

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ LESLIE MORALES
Name:	Leslie Morales
Title:	Vice President

Annex A

Annex B

Name	Address	Taxpayer ID	Jurisdiction
GTP Towers I, LLC	16 Huntington Avenue Boston, MA 02116	56-2646810	Delaware
GTP Towers II, LLC	16 Huntington Avenue Boston, MA 02116	26-0413222	Delaware
GTP Towers IV, LLC	16 Huntington Avenue Boston, MA 02116	26-1081555	Delaware
GTP Towers V, LLC	16 Huntington Avenue Boston, MA 02116	26-3857452	Delaware
GTP Towers VII, LLC	16 Huntington Avenue Boston, MA 02116	26-3968127	Delaware
GTP Towers IX, LLC	16 Huntington Avenue Boston, MA 02116	27-1829635	Delaware
PCS Structures Tower, LLC	16 Huntington Avenue Boston, MA 02116	26-4324398	Delaware
GTP TRS I LLC	16 Huntington Avenue Boston, MA 02116	30-0871667	Delaware